                                                                   EXHIBIT 10.59


                             DEVELOPMENT AGREEMENT



                                    BETWEEN




                            WELLS REIT, LLC - VA I
                                     Owner




                                      AND



                              ADEVCO CORPORATION,
                                    Manager








                                June 28, 1999

                               TABLE OF CONTENTS
                               -----------------

                                                                           Page
                                                                           ----
ARTICLE 1 - DEFINITIONS.................................................      1

ARTICLE 2 - ENGAGEMENT OF THE MANAGER...................................      4
     2.1 Engagement.....................................................      4
     2.2 Relationship...................................................      4

ARTICLE 3 - TERM OF AGREEMENT...........................................      5

ARTICLE 4 - RESPONSIBILITIES OF THE MANAGER.............................      5
     4.1 General Responsibility.........................................      5
     4.2 Development Functions..........................................      5
     4.3 Completion.....................................................      9
     4.4 Employees......................................................      9
     4.5 Manager's Costs................................................      9

ARTICLE 5 - DEVELOPMENT BUDGET..........................................     10
     5.1 Implementation of Development Budget...........................     10
     5.2 Revision of Development Budget.................................     10
     5.3 Emergencies....................................................     10
     5.4 Reduction in Fees..............................................     11

ARTICLE 6 - AUTHORITY OF THE MANAGER....................................     12
     6.1 General Authority..............................................     12
     6.2 Execution of Documents and Agreements..........................     12

ARTICLE 7 - ACCOUNTING AND REPORTS......................................     13
     7.1 Books of Account...............................................     13
     7.2 Monthly Reports................................................     13
     7.3 Construction Draw Reports......................................     14
     7.4 Annual Development and Financial Statements....................     14
     7.5 Examination of Books and Records...............................     14

ARTICLE 8 - BANKING.....................................................     15
     8.1 Separate Accounts..............................................     15
     8.2 The Owner's Duty to Provide Funds..............................     15
     8.3 Investment of Owner's Funds....................................     15

ARTICLE 9 - STANDARD OF CARE; LIABILITY; INDEMNITY; CONFIDENTIALITY.....     15
     9.1 Standard of Care; Manager's Liability..........................     16
     9.2 Indemnity of Owner.............................................     16
     9.3 Indemnity of Manager...........................................     16
     9.4 Survival of Indemnities........................................     16
     9.5 No Obligation to Third Parties.................................     16
     9.6 Nature of the Manager's Duties and Responsibilities............     16
     9.7 Ownership of Information and Materials.........................     17

ARTICLE 10 - INSURANCE..................................................     17
    10.1 Insurance Requirements.........................................     17
    10.2 Owner's Insurance Primary Coverage.............................     17
    10.3 Waiver of Subrogation..........................................     17

ARTICLE 11 - COMPENSATION OF THE MANAGER................................     18
    11.1 Fees - General.................................................     18
    11.2 Development Fee................................................     18
    11.3 ABB Work Fee...................................................     18
    11.4 Small Tenant Work Fee..........................................     18
    11.5 Small Tenant Leasing Fee.......................................     18
    11.6 Disbursements to the Manager...................................     18

ARTICLE 12 - MANAGER AS LEASING AGENT...................................     19
    12.1 Nonexclusive Engagement........................................     19
    12.2 Manager's Leasing Duties.......................................     19
    12.3 Small Tenant Leasing Fee.......................................     19

ARTICLE 13 - REIMBURSEMENT OF ADVANCES, COSTS AND EXPENSES..............     21
    13.1 Reimbursement of Advances......................................     21
    13.2 Reimbursement of Costs and Expenses............................     21

ARTICLE 14 - DEFAULT AND TERMINATION....................................     21
    14.1 Default by Manager.............................................     22
    14.2 Additional Terminating Event...................................     22
    14.3 Default by Owner...............................................     23
    14.4 Obligation for Fees Upon Termination...........................     23
    14.5 Actions Upon Termination.......................................     23

ARTICLE 15 - OTHER ACTIVITIES OF THE MANAGER............................     23

ARTICLE 16 - NATURE OF AGREEMENT........................................     24

ARTICLE 17 - GENERAL PROVISIONS.........................................     24
    17.1 Notices........................................................     24
    17.2 Modifications..................................................     25
    17.3 Binding Effect.................................................     25

    17.4 Duplicate Originals............................................     25
    17.5 Construction...................................................     25
    17.6 Entire Agreement...............................................     25
    17.7 Assignment.....................................................     25
    17.8 Authorized Representatives.....................................     25
    17.9 Terminology....................................................     26
    17.10 Time of Essence...............................................     26

Exhibits:
--------

Exhibit "A"           Description or Site Plan of Land
Exhibit "B"           Development Budget
Exhibit "C"           Insurance Requirements
Exhibit "D"           Reimbursable Expenditures Relating to Project
Exhibit "E"           Form of Estoppel Certificate

                             DEVELOPMENT AGREEMENT
                             ---------------------

     THIS AGREEMENT, made and entered into this 28/th/ day of June, 1999, by and between WELLS REIT, LLC - VA I, a Georgia limited liability company (hereinafter referred to as the "Owner"), and ADEVCO CORPORATION, a Georgia corporation (hereinafter referred to as the "Manager").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, the Owner owns or has the contractual right to acquire a certain parcel of land located in Chesterfield County, Virginia, on which the Owner proposes to develop and construct an office building with related parking, landscaping and other site work pursuant to plans and specifications prepared and to be prepared by Smallwood, Reynolds, Stewart, Stewart & Associates, Inc.; and

     WHEREAS, the Owner desires to engage the Manager as an independent contractor, upon the terms and conditions set forth herein, to supervise and to manage the development and construction of such building and other improvements and to lease vacant space in such building; and

     WHEREAS, the Manager desires to perform such services for the Owner in consideration of the compensation set forth herein.

     NOW, THEREFORE, for and in consideration of the premises, the sum of Ten Dollars ($10.00) in hand paid by each party to the other, and the mutual promises, obligations and agreements contained herein, the Owner and the Manager, intending to be, and being, legally bound, do hereby agree as follows:


                                   ARTICLE 1
                                   ---------
                                  DEFINITIONS
                                  -----------

     For purposes of this Agreement, each of the following terms shall, when used herein with an initial capital letter, have the meaning hereinbelow set forth.

     ABB Power. The term "ABB Power" means ABB Power Generation Inc., a Delaware
     ---------
corporation.

     ABB Lease. The term "ABB Lease" means the Lease between Owner and ABB Power
     ---------
dated June 1, 1999.

     ABB Work Fee. The term "ABB Work Fee" means the fee to be paid to the
     ------------
Manager by the Owner as provided in Section 11.3 hereof.

     Agreement. The term "Agreement" means this Development Agreement, together
     ---------
with all amendments hereto and all exhibits attached hereto.

     Architect. The term "Architect" means the architectural firm of Smallwood,
     ---------
Reynolds, Stewart, Stewart & Associates, Inc., and any other firm employed by the Owner as an architect with respect to the Project.

     Architect's Agreement. The term "Architect's Agreement" means the
     ---------------------
agreement(s) between the Owner and the Architect under which the Architect has been or shall be engaged to prepare architectural designs, plans, drawings and specifications for the Project and to render other services in connection with the design and construction of the Project. The Architect's Agreement is incorporated herein by this reference.

     Building. The term "Building" means a first-class, multiple tenant four-
     --------
story office building, containing approximately 102,232 gross square feet and 99,322 net rentable square feet, which the Owner intends to develop and construct upon the Land.

     Completion Date. The term "Completion Date" means the first day on which
     ---------------
all of the following have occurred: (i) the construction and equipping of the Project has been completed in accordance with Architect's plans and specifications (inclusive of landscaping plans, to the extent that landscaping can feasibly be installed due to the season), as evidenced by a certificate to such effect from the Architect, (ii) the Tenant Improvements for the space in the Building to be occupied by ABB Power have been completed in accordance with the working drawings and specifications for such space, as evidenced by a certificate to such effect from the Architect, (iii) permanent certificates of occupancy or their equivalent have been issued by the appropriate governmental authority with respect to the base building and with respect to the space in the Building to be occupied by ABB Power, (iv) the term of the ABB Lease has commenced, (v) ABB Power has executed and delivered the ABB Lease, and (vi) ABB Power has executed and delivered to the "Landlord" under the ABB Lease an estoppel certificate substantially in the form attached hereto as Exhibit "E"
                                                                  ----------
and by reference made a part hereof.

     Construction Agreement. The term "Construction Agreement" means,
     ----------------------
collectively, the construction contract between the Owner and the Contractor with respect to the Project and such other construction or employment agreements as may be hereafter entered into by the Owner and a general contractor or special purpose contractor with respect to the performance of work or the providing of services to the Project. The Construction Agreement is incorporated herein by this reference.

     Contractor. The term "Contractor" means, collectively, Bovis Construction
     ----------
Corp. and all other firms employed by the Owner as a general contractor or as a special purpose contractor with respect to the Project; and singly any such general or special purpose contractor.

     Development Budget. The term "Development Budget" means the budget, a copy
     ------------------
of which is attached hereto and made a part hereof as Exhibit "B", which sets
                                                      -----------
forth the Manager's best estimate of all expenses to be incurred with respect to the acquisition of the Land, the planning, design, development, construction and completion of the Project, and the Tenant Improvements for ABB Power.

     Development Fee. The term "Development Fee" means the fee to be paid to the
     ---------------
Manager by the Owner as provided in Section 11.2 hereof.

     Development Functions. The term "Development Functions" means those
     ---------------------
functions of the Manager set forth in Section 4.2 of this Agreement.

     Development Period. The term "Development Period" means the period
     ------------------
commencing on the date of this Agreement and terminating on the date which is three (3) months after the Completion Date.

     Event of Default. The term "Event of Default" means any one or more of the
     ----------------
events described in Section 14.1 of this Agreement.

     Kraxberger. The term "Kraxberger" means David M. Kraxberger, an individual
     ----------
residing in Cobb County, Georgia.

     Land. The term "Land" means that certain parcel of land located in
     ----
Chesterfield County, Virginia, as more particularly shown or described on Exhibit "A" attached hereto and by this reference made a part hereof.
----------

     Manager. The term "Manager" means Adevco Corporation, a Georgia
     -------
corporation.

     Monthly Report. The term "Monthly Report" means the report to be prepared
     --------------
by the Manager and submitted to the Owner on a monthly basis as provided in
Section 7.2 hereof.

     Owner. The term "Owner" means Wells REIT, LLC - VA I, a Georgia limited
     -----
liability company.

     Project. The term "Project" means the Land, the Building, and the Site
     -------
Improvements, collectively.

     Site Improvements. The term "Site Improvements" means the surface level
     -----------------
parking facilities, sufficient to accommodate approximately 495 automobiles, any and all on and off-site road improvements, walkways, complete utilities and drainage systems, landscaping work, exterior lighting, ground-mounted signs and other site improvements which the Owner intends to develop and construct upon the Land.

     Small Tenant Leasing Fee. The term "Small Tenant Leasing Fee" means the fee
     ------------------------
to be paid to the Manager by the Owner as provided in Sections 11.5 and 12.3 hereof.

     Small Tenant Work Fee. The term "Small Tenant Work Fee" means the fee to be
     ---------------------
paid to the Manager by the Owner as provided in Section 11.3 hereof.

     Speculative Space. The term "Speculative Space" means the rentable area of
     -----------------
the Building which is not initially leased by ABB Power.

     Tenant Improvements. The term "Tenant Improvements" means all improvements
     -------------------
constructed on or within the Project for use or operation by tenants under or pursuant to written leases or occupancy agreements, including without limitation the "Layout Work" (as defined in the ABB Lease) for ABB Power and other tenant improvements required to be installed or constructed by the "Landlord" under the ABB Lease.

     Tenant Improvements Completion Date. The term "Tenant Improvements
     -----------------------------------
Completion Date" means with respect to the Tenant Improvements for each tenant of the Project, the first day in which the Tenant Improvements in such tenant's space have been completed in accordance with the plans and specifications for such Tenant Improvements, all necessary certificates of occupancy or their equivalent have been issued by the applicable governmental authority with respect to such space, and such tenant has accepted its premises (whether or not it has taken possession of its space) as evidenced by a customary estoppel certificate executed by such tenant.


                                   ARTICLE 2
                                   ---------
                           ENGAGEMENT OF THE MANAGER
                           -------------------------

     2.1   Engagement. The Owner hereby engages the Manager as the exclusive
           ----------
development manager of the Project to supervise, to manage, and to coordinate the planning, design, construction, and completion of the Project, all in accordance with the terms, conditions and limitations herein set forth. The Manager hereby accepts such engagement and hereby agrees to diligently use its best efforts in the performance of its duties and the Development Functions hereunder, which performance in all respects and at all times shall be carried out to the same extent and with the same degree of care and quality as the Manager would exercise in the conduct of its own affairs if the Manager were the owner of the Project. The Manager agrees to apply prudent and reasonable business practices in the performance of its duties hereunder.

     2.2   Relationship. With respect to the Owner, the Manager shall at all
           -----------
times be an independent contractor. No provision hereof shall be construed to constitute the Manager or any of its officers or employees as an employee or employees of the Owner nor shall any provision of this Agreement be construed as creating a partnership or joint venture between the Manager and the Owner. Neither the Owner nor the Manager shall have the power to bind the other party except pursuant to the terms of this Agreement. The Manager acknowledges and agrees that it shall act as a fiduciary hereunder with respect to the Owner and that, with respect to all of the services to be rendered by the Manager to the Owner pursuant to this Agreement, the Manager shall have the duty to act at all times in the best interests of the Owner in rendering such services. In the event the Owner disapproves of any of the general policies and procedures of the Manager with respect to the Project and shall have so notified the Manager, the Manager shall conform its general policies and procedures with respect to the Project to those requested by the Owner insofar as such policies may be consistent with the terms and provisions of this Agreement.

                                   ARTICLE 3
                                   ---------
                               TERM OF AGREEMENT
                               -----------------

     The engagement of the Manager hereunder shall commence on the date on which this Agreement is executed and shall end on the date which is three (3) months from and after the Completion Date; provided, however, if any remedial work to be performed by the Contractor following the completion of the Project has not been completed or if the Manager has commenced and is diligently prosecuting, but has not completed, any Tenant Improvements, the term of this Agreement shall be extended until the date on which any remedial work required to be performed by the Contractor following completion of the Project shall be so performed and accepted by the Owner, or until the completion of such Tenant Improvements, as the case may be.


                                   ARTICLE 4
                                   ---------
                        RESPONSIBILITIES OF THE MANAGER
                        -------------------------------

     4.1   General Responsibility. The Manager's general responsibility
           ----------------------
hereunder as the Owner's development manager shall be to manage, to supervise, and to coordinate the planning, design, construction, and completion of the Project.

     4.2   Development Functions. In discharging its general responsibility
           ---------------------
hereunder, the Manager shall perform and discharge the following specific responsibilities with respect to the Project (herein collectively referred to as the "Development Functions"):

           4.2.1 The Manager shall negotiate and submit to the Owner, for the Owner's approval and execution, the Architect's Agreement and the Construction Agreement.

           4.2.2 The Manager, in the name of, and on behalf of, the Owner, shall maintain and continue the engagement of Smallwood, Reynolds, Stewart, Stewart & Associates, Inc., as the Architect, and Bovis Construction Corp., as a Contractor, for the compensation and on the terms provided for in the Architect's Agreement and the Construction Agreement, respectively; and the Manager shall supervise, administer and coordinate the performance of all work done by the Architect and the Contractor. The Manager shall negotiate, on terms consistent with and within the limitations of the Development Budget, and submit to the Owner for the Owner's approval, contracts with such other design and engineering professionals and consultants as the Manager deems appropriate for the design and construction of the Project. Subject to the provisions of Section 5.2 hereof, the employment of such other design and engineering professionals on terms not consistent with and within the limitations of the Development Budget shall be only at the direction of the Owner.

           4.2.3 The Manager shall coordinate the acquisition by the Owner of the Land.

           4.2.4 The Manager shall implement the Development Budget as provided herein.

           4.2.5 In implementing the Development Budget and in otherwise discharging its duties and responsibilities hereunder, the Manager shall negotiate with, and submit to the Owner (for execution by the Owner) contracts with, supervise the performance of, and review and approve or disapprove applications for payment of the fees, charges, and expenses of, such architects, engineers, planners, designers, consultants, general contractors, subcontractors, vendors, and other design and construction professionals, consultants, and suppliers as the Manager deems necessary or appropriate to develop the Project in accordance with and subject to the limitations of the Development Budget. Such fees, charges and expenses shall be borne by the Owner as contemplated in the Development Budget. Subject to the provisions of Section 5.2 hereof, the employment, supervision and payment of such additional architects, engineers, planners, designers, consultants, general contractors, subcontractors, vendors, and other design and construction professionals, consultants, and suppliers on terms not consistent with or within the limitations of the Development Budget shall be only at the direction of the Owner.

           4.2.6 The Manager shall arrange for a preliminary site plan to be prepared showing the location within the Land of the Building and the Site Improvements and shall submit such site plan to the Owner for approval by the Owner. The cost of such site plan shall be borne by the Owner as contemplated in the Development Budget.

           4.2.7 The Manager shall arrange to be prepared such survey and engineering plans and drawings as are from time to time requested by the Owner. The costs of such survey and engineering plans shall be borne by the Owner as contemplated in the Development Budget.

           4.2.8 The Manager shall administer and oversee the selection by the Contractor of major subcontractors and others as appropriate for construction of the Project and review bids for acceptability from subcontractors.

           4.2.9 The Manager shall review all applicable building codes, environmental, zoning and land use laws and other applicable local, state and federal laws, regulations and ordinances concerning the development, use and operation of the Project or any portion thereof. The Manager shall make application for and seek to obtain and keep in full force and effect all necessary governmental approvals and permits, and shall endeavor to perform such acts as shall be reasonably necessary to effect compliance by the Owner with all laws, rules, ordinances, statutes, and regulations of any governmental authority applicable to the Project. Upon receipt of the Owner's approval, the Manager shall seek to obtain any permits, variances or rezoning of the Land or any portion thereof, as are necessary or appropriate to cause the Project to be in compliance with all such codes, laws, regulations and ordinances. All costs required to be paid to third parties in order to obtain such permits, variances or rezonings shall be borne by the Owner as contemplated in the Development Budget.

           4.2.10 The Manager shall review all applicable private restrictions, covenants and easement agreements concerning the development, use and operation of the Project or any portion thereof. The Manager shall endeavor to perform such acts as shall be reasonably necessary to effect compliance by the Owner with all such restrictions, covenants and easements.

           4.2.11 The Manager shall negotiate and submit to the Owner for the Owner's approval all contracts for, or otherwise arrange for the delivery of, and pay all charges imposed on the Owner for, all utilities required for the development, construction, and operation of the Project, including, without limitation, water, electricity, telephone, storm sewer, and sanitary sewer services.

           4.2.12 The Manager shall coordinate the services of such accountants and attorneys as may be engaged by the Owner upon such terms as may be approved by the Owner and utilize such accounting and disbursement systems as may be determined by the Owner.

           4.2.13 The Manager shall review and make recommendations to the Owner regarding the Owner's insurance program so that the Owner shall obtain and keep in force, at the Owner's expense as contemplated in the Development Budget, such policies of insurance, including, but not limited to, public liability, all-risk, and builder's risk, in such amounts and with such carriers as shall be prudent with respect to the Project.

           4.2.14 The Manager shall maintain complete and accurate records reflecting the progress of the Manager's implementation of the Development Budget, which records shall include all contracts, purchase orders, disbursement requests, bids, and proposals of contractors, suppliers, and vendors, and such other records, plans and information as the Owner may from time to time request or as the Manager shall deem appropriate to maintain in discharging its duties and responsibilities hereunder.

           4.2.15 The Manager shall inspect the Project at regular intervals so as to be kept informed as to the stage of development and the condition of the Project.

           4.2.16 Upon the Owner's prior written authorization, the Manager shall execute for and on behalf of, and in the name of, the Owner any applications, requests and other documents which the Manager deems necessary or appropriate for execution by the Owner in connection with the development or construction of the Project.

           4.2.17 The Manager shall examine the contents of all applications for payments submitted under the Architect's Agreement or any Construction Agreement, verify the contents of such applications and prepare, execute and deliver, or cause to be prepared, executed and delivered such certificates and other documents as may be required by such Agreements and shall review and approve all disbursements made by or on behalf of the Owner under the Architect's Agreement and under any Construction Agreement, all in accordance with the Development Budget as it may from time to time be revised pursuant to Section 5.2 hereof. The Manager shall process all such applications for payments and any other invoices and charges as expeditiously as possible to avoid all penalties and any excess interest and to take advantage, wherever possible and desirable, of vendor discounts. The Manager shall also make recommendations to the Owner with respect to modifications, clarifications and change orders necessary or desirable under any Construction Agreement; and the Manager shall also review and recommend for approval or disapproval by the Owner, as appropriate, change orders under any Construction Agreement, all in accordance with the Development Budget as it may from time to time be revised pursuant to Section 5.2 hereof.

           4.2.18 The Manager shall prepare all construction loan draw requests in form and content sufficient to permit the Owner's lender, if any, to approve or disapprove such requests.

           4.2.19 The Manager shall coordinate, review, administer, manage and oversee the work, activities and performance of the Architect under the Architect's Agreement and of the Contractor under the Construction Agreement. Such activities by the Manager shall include, without limitation, reviewing, monitoring and coordinating all construction scheduling to ensure the orderly process of construction and completion thereof in the manner and within the time periods required by the ABB Lease, and reviewing and verifying all payment requests from the Architect and the Contractor. The Manager shall serve as the Owner's representative in all discussions, negotiations, and dealings with the Architect, the Contractor and ABB Power. The Manager shall periodically (but no less often than weekly) advise the Owner of the status of the Project and of the performance by the Architect and by the Contractor of their respective duties and obligations with respect to the Project. The Manager shall also assist and advise the Owner with respect to the performance and enforcement by the Owner of its duties and rights under the Architect's Agreement, the Construction Agreement and the ABB Lease. The Manager shall coordinate with the Architect and the Contractor an orderly and expeditious transition from the construction stage of the Project to the operating and leasing stage of the Project and, in connection therewith, the Manager shall expedite and supervise the completion of any remedial work that may be required to be performed by the Contractor following the completion of the Project.

           4.2.20 The Manager shall cooperate with the Owner's inspecting engineer, if any, engaged for the purpose of reviewing the status of the work.

           4.2.21 The Manager shall purchase, to the extent the same are not provided under the Construction Agreement, all supplies, materials, and equipment required in connection with the development of the Project, and the cost of same shall be borne by the Owner as contemplated in the Development Budget.

           4.2.22 The Manager shall coordinate, review, administer, manage and oversee the work and activities relating to, and the performance of, the Tenant Improvements to be constructed and installed by the "Landlord" under the ABB Lease, and at the request of the Owner, the Manager shall coordinate, review, administer, manage and oversee the work and activities relating to, and the performance of, any Tenant Improvements to be constructed and installed by the "Landlord" under any other lease of Speculative Space which is entered into during the Development Period.

           4.2.23 The Manager shall deliver to the Owner the originals of all permits, licenses, guaranties, warranties, bills of sale and other contracts, agreements, change orders or commitments obtained or received by the Manager for the account or benefit of the Owner, it being understood that the Owner, upon the Owner's approval thereof, will execute all such contracts, agreements, change orders and documents, and that the Manager will not, under any circumstances, execute contracts, agreements, change orders or documents on behalf of the Owner except as specifically provided otherwise in this Agreement or as otherwise expressly authorized in writing by the Owner.

           4.2.24 The Manager shall perform and discharge all other obligations of the Manager under this Agreement.

     4.3   Completion. The Manager hereby agrees to diligently use its best
           ----------
efforts and shall devote sufficient time and personnel to cause the development of the Project to be completed in compliance with the time parameters established therefor under the ABB Lease, and in accordance with the Development Budget as it may from time to time be revised pursuant to Section 5.2 hereof.

     4.4   Employees. The Manager shall have in its employ at all times a
           ---------
sufficient number of capable employees to enable the Manager to perform its duties hereunder. All persons, other than independent contractors, employed by the Manager in the performance of its responsibilities hereunder shall be exclusively controlled by and shall be the employees of the Manager and not of the Owner, and the Owner shall have no liability, responsibility or authority with respect thereto. The Manager agrees that the Manager shall cause Kraxberger to be personally involved in the performance of the Development Functions and the other obligations and undertakings of the Manager hereunder.

     4.5   Manager's Costs. Notwithstanding anything contained in any other
           ---------------
provision of this Agreement to the contrary, the following costs and expenses shall be borne solely by the Manager and shall not be borne by the Owner:

           (a) Cost of gross salary and wages, payroll taxes, insurance, workers' compensation and other benefits of Kraxberger and any other employees of the Manager;

           (b) Cost of forms, papers, ledgers and other supplies and equipment used in the Manager's office;

           (c) Cost of electronic data processing or computer services, or any pro rata charge for data processing or computer services provided by computer service companies, which the Manager may elect to incur in the performance of the Development Functions;

           (d) Cost of office equipment acquired by the Manager to enable it to perform its duties hereunder;

           (e) Cost of advances made to employees of the Manager and cost of travel and lodging by the Manager's employees and agents, including Kraxberger; and

           (f) Cost attributable to losses, including any legal fees relating thereto, arising from negligence, fraud or willful act or omission on the part of the Manager or any of the Manager's officers, directors, employees or agents, except to the extent such costs are to be borne by the Owner pursuant to Section 9.3 hereof.


                                   ARTICLE 5
                                   ---------
                              DEVELOPMENT BUDGET
                              ------------------

     5.1   Implementation of Development Budget. The Owner hereby approves the
           ------------------------------------
Development Budget and the Manager is hereby authorized and directed to implement the Development Budget pursuant to this Agreement. The Manager may, without the need for any further approval whatsoever by the Owner, make any expenditures and incur any obligations provided for in the Development Budget, as it may be revised from time to time as provided herein. The Manager shall use prudence and diligence and shall employ its best efforts to ensure that the actual costs incurred for each category or line item of expense as set forth in the Development Budget shall not exceed such category or line item in the Development Budget. The Manager shall advise the Owner promptly if it appears that costs in any category or line item specified in the Development Budget will exceed the amount budgeted therefor. All expenses shall be charged to the proper category or line item in the Development Budget, and no expenses may be classified or reclassified for the purpose of avoiding an excess in the budgeted amount of a category or line item without the Owner's prior written approval. The Manager shall secure the Owner's prior written approval before incurring and paying any cost which will result in aggregate expenditures under any one category or line item in the Development Budget exceeding the amount budgeted therefor.

     5.2   Revision of Development Budget. If the Manager at any time determines
           ------------------------------
that the Development Budget is not compatible with the then-prevailing status of the Project and does not adequately provide for the completion of the Project, the Manager shall promptly prepare and submit to the Owner an appropriate revision of the Development Budget. Any such revision shall require the approval of the Owner; provided, however, that any such revision shall be considered approved on the fourteenth (14th) day following its delivery to the Owner, unless the Owner shall, within such fourteen (14) day period, notify the Manager in writing of its disapproval of the proposed revision and specify in such notice the items to which it objects. In the event of any such objection, the Manager and the Owner shall consult and endeavor to reconcile their differences.

     5.3   Emergencies. Notwithstanding any limitations herein provided, the
           -----------
Manager may spend funds or incur expenses on behalf of the Owner in circumstances which the Manager reasonably and in good faith believes constitute an emergency requiring prompt action to avert, or reduce the risk of, damage to persons or property. The Manager shall, in any case, notify the

Owner as soon as practicable of the existence of such emergency and of the action taken by the Manager with respect thereto.

     5.4   Reduction in Fees. In the event that the total of all costs and
           -----------------
expenses actually incurred by the Owner with respect to the acquisition of the Land and the planning, design, development, construction and completion of the Project, the Tenant Improvements for ABB Power under the ABB Lease (including costs in all categories or line items specified in the Development Budget, but expressly excluding costs for the specific line items marked with a double asterisk in the Development Budget, and net of amounts reimbursed to the Owner by ABB Power with respect to Tenant Improvements for such tenant) shall exceed $9,454,658, the amount of the fees payable to the Manager under Sections 11.2 through 11.5 hereof shall be reduced by the amount of such excess, with any reductions to be applied to such fees in the following order of priority:

           (a) first, to unpaid portions of the Development Fee until the remaining Development Fee is reduced to zero;

           (b) then to unpaid portions of the ABB Work Fee until the remaining ABB Work Fee is reduced to zero;

           (c) then to any portion of the Development Fee and the ABB Work Fee which has theretofore been paid to the Manager until all such fees have been reduced to zero, and the Manager hereby agrees to reimburse to the Owner an amount of such fees theretofore paid to the Manager as shall equal the amount of such reduction;

           (d) then to unpaid portions of the Small Tenant Work Fee until the remaining Small Tenant Work Fee is reduced to zero;

           (e) then to the unpaid portions of the Small Tenant Leasing Fee until the remaining Small Tenant Leasing Fee is reduced to zero; and

           (f) then to any portion of the Small Tenant Work Fee and Small Tenant Leasing Fee which has theretofore been paid to the Manager until all such fees have been reduced to zero, and the Manager hereby agrees to reimburse to the Owner an amount of such fees theretofore paid to the Manager as shall equal the amount of such reduction.

The aforesaid reductions in the fees payable to the Manager under Sections 11.2 through 11.5 hereof shall be effected regardless of whether or not appropriate revisions of the Development Budget are approved by the Owner and regardless of whether or not any increases in costs and expenses incurred by the Owner with respect to the acquisition of the Land or the planning, design, development, construction and completion of the Project and the Tenant Improvements for ABB Power are approved by the Owner; provided, however, in the event such costs and
                                 --------  -------
expenses shall increase as a result of a change by the Owner in the scope of the work comprising the Project of the election by ABB Power to receive any portion of the additional allowances covered in items 33 and 34 of the Development Budget, the incremental costs due to the change in the scope of the work or due to the election by ABB Power to receive such additional allowance shall not cause a reduction in the fees payable to the Manager under Sections 11.2 through 11.5 hereof. The Owner shall not be obligated to accept or agree to changes in the scope of the work comprising the Project in order to reduce the costs and expenses with respect thereto. The Owner and the Manager agree that appropriate reductions in the fees payable to the Manager (and reimbursements thereof to the Owner, if applicable) shall be effected as and when it is reasonably determined by the Owner that the costs and expenses under any category or line item in the Development Budget shall exceed the amount originally budgeted therefor or that costs and expenses will be incurred that are not originally budgeted under the Development Budget; provided, however, the Owner and the Manager shall make reasonable allocations of the "contingency" category or line item in the Development Budget to other categories or line items prior to effecting a reduction in the fees payable to the Manager, so long as a reasonable reserve is maintained in the "contingency" category or line item to cover future contingencies. Promptly following the Completion Date, the Owner and the Manager shall make any final adjustments and payments between them to give effect to the agreements set forth in this Section 5.4.


                                   ARTICLE 6
                                   ---------
                           AUTHORITY OF THE MANAGER
                           ------------------------

     6.1   General Authority. The Manager shall have, and is hereby granted by
           -----------------
the Owner, full and complete power, authority, and discretion to act for, and in the name, place, and stead of, the Owner in carrying out and discharging the responsibilities and obligations of the Manager under this Agreement (including, without limitation, all of the responsibilities imposed upon the Manager under
Article 4 hereof); provided, however, that the Manager shall have no right or authority, express or implied, to commit or otherwise obligate the Owner in any manner whatsoever except to the extent specifically provided herein or specifically authorized in writing by the Owner.

     6.2   Execution of Documents and Agreements. Only when specifically
           -------------------------------------
authorized by the Owner in a writing to the Manager, the Manager may, at the Manager's election, execute any documents, agreements, or other instruments on behalf of the Owner as follows, it being acknowledged that the Manager shall be entitled to the indemnification by the Owner for any obligations or liabilities thereunder and shall not thereby incur any liability or obligation to any third party thereunder:

                                        WELLS REIT, LLC - VA I,
                                        a Georgia limited liability company

                                        By:  Adevco Corporation, a Georgia
                                             corporation, as Manager


                                             By: _____________________________
                                             Title: __________________________

                                                        (CORPORATE SEAL)


                                   ARTICLE 7
                                   ---------
                            ACCOUNTING AND REPORTS
                            ----------------------

     7.1   Books of Account. The Manager shall maintain or cause to be
           ----------------
maintained true and accurate books of account reflecting the planning, design, construction, and completion of the Project. All entries to such books of account shall be supported by sufficient documentation to permit the Owner and its auditors to ascertain that said entries are properly and accurately recorded. Such books of account shall be located at the Manager's principal metropolitan Atlanta, Georgia office and shall be maintained in accordance with the Manager's present cash method of accounting, unless otherwise directed or approved by the Owner. The Manager shall ensure such control over accounting and financial transactions as is reasonably required to protect the Owner's assets from theft, error or fraudulent activity on the part of the Manager, the Manager's employees or agents.

     7.2   Monthly Reports. Promptly following the end of each calendar month,
           ---------------
the Manager shall prepare a report with respect to the Project (hereinafter referred to as the "Monthly Report") and shall cause the same to be delivered to the Owner and the Owner's inspecting engineer, if any. Each Monthly Report shall be subdivided into categories specified in the Development Budget and shall contain the following information respecting the Project:

           (a) The draw request for the month covered by the Monthly Report, including:

                  (i)   each draw request letter;

                  (ii)  each certificate of the Architect;

                  (iii) each application and certificate for payment of the
                        Contractor; and

                  (iv)  any other invoices covered in the draw request.

           (b) The costs incurred under the Construction Contract as of the date of the Monthly Report.

           (c) All costs incurred but not paid as of the date of such Monthly Report.

           (d) A comparison of the amount of actual costs incurred as of the date of the Monthly Report to the budgeted costs as of such date, shown on a line-item basis using the same categories or line items set forth in the Development Budget.

           (e) Photographs of the Project depicting the current status of construction.

           (f) A report with respect to the progress of construction, including information as to whether the commencement, milestone and completion dates in the ABB Lease are being achieved. The Manager shall identify in such report potential variances between the completion dates required in the ABB Lease and the probable completion dates and shall make recommendations as to adjustments necessary to meet the required completion dates.

     The Manager shall furnish the Owner with a certificate from Kraxberger in respect of each such Monthly Report certifying that such Monthly Report is accurate, true and complete in all respects.

     7.3   Construction Draw Reports. The Manager shall cause to be delivered to
           -------------------------
the Owner, at the Owner's expense, promptly after they are prepared, copies of each construction draw request under any construction loan obtained by the Owner with respect to the Project.

     7.4   Annual Development and Financial Statements. Within thirty (30) days
           -------------------------------------------
after the end of each fiscal year of the Owner during the term of this Agreement, the Manager shall cause to be prepared and delivered to the Owner, at the Owner's expense, a report which is a summary of the previous Monthly Reports for such fiscal year which have been tendered to the Owner pursuant to Section
7.2 hereof. In addition, within sixty (60) days after the end of each fiscal year of the Owner during the term of this Agreement, the Manager shall cause to be prepared and delivered to the Owner, at the Owner's expense, unaudited financial statements reflecting all receipts and disbursements collected, received, or made by the Manager with respect to the development and the construction of the Project for such fiscal year. The Manager shall also cause to be prepared and delivered to the Owner such other reports and information with respect to the development and construction of the Project for each fiscal year as the Owner shall reasonably request.

     7.5   Examination of Books and Records. The Owner, at its expense, shall
           --------------------------------
have the right at all reasonable times during normal business hours and upon at least twenty-four (24) hours advance notice, to audit, to examine, and to make copies of or extracts from the books of account and records maintained by the Manager with respect to the Project. If the Owner shall notify the Manager of either weaknesses in internal control or errors in record keeping, the Manager shall correct such weaknesses and errors as soon as possible after they are disclosed to the Manager. The Manager shall notify the Owner in writing of the actions taken to correct such weaknesses and errors.

                                   ARTICLE 8
                                   ---------
                                    BANKING
                                    -------

     8.1   Separate Accounts. It is contemplated that the Owner will make
           -----------------
disbursements with respect to the development and construction of the Project directly to the Architect and the Contractor. Nevertheless, all disbursements and other funds of the Owner which may be received by the Manager hereunder with respect to the development or construction of the Project shall be deposited by the Manager and held in such bank account or accounts maintained by the Manager in such bank or banks with federal deposit insurance protection as may be selected by the Manager and approved by the Owner. All such funds shall be and shall remain the property of the Owner and shall be disbursed by the Manager in payment of the obligations of the Owner incurred in connection with the development and construction of the Project, or, subject to the provisions of
Section 8.2 below, shall be disbursed to the Owner at the Owner's request. Except as hereinafter provided, the Manager shall not commingle the Owner's funds with the funds of any other person.

     8.2   The Owner's Duty to Provide Funds. The Owner agrees that the Owner
           ---------------------------------
will pay all current obligations of the Owner in accordance with the Development Budget, including all obligations of the Owner to the Manager hereunder. Alternatively, at the Owner's option, the Owner may elect to provide funds to the Manager so that the Manager can pay all such obligations of the Owner (excluding obligations to the Manager, it being understood and agreed that such obligations to the Manager shall be paid directly by the Owner to the Manager). If the Owner elects to cause the Manager to make payment of such obligations, the Owner hereby agrees that, by making deposits to (following notice as provided below), or by refraining from withdrawing funds from, the bank account or accounts maintained by the Manager pursuant to Section 8.1 above, the Owner shall, during the term of this Agreement, maintain sufficient funds in such bank account or accounts to enable the Manager to pay all current obligations of the Owner in accordance with the Development Budget, excluding the obligations of the Owner to the Manager hereunder. Accordingly, the Owner shall, within ten
(10) days of its receipt of any written request from the Manager for additional funds (which request must specify the amount of such funds requested and the purposes for which they are to be used), deposit in such bank account or accounts such additional funds as the Owner shall consider appropriate with respect to such request by the Manager.

     8.3   Investment of Owner's Funds. If at any time there are in the bank
           ---------------------------
account or accounts established pursuant to Section 8.1 above, funds of the Owner, from whatever sources, temporarily exceeding the immediate cash needs of the Project, the Manager may (and at the discretion of the Owner shall) invest such excess funds in such savings accounts, certificates of deposit, United States Treasury obligations, commercial paper, and the like, as the Manager shall deem appropriate or as the Owner shall direct, provided that the form of any such investment shall be consistent with the Manager's need to be able to liquidate any such investment to meet the cash needs of the Project from time to time.


                                   ARTICLE 9
                                   ---------
                         STANDARD OF CARE; LIABILITY;
                         ----------------------------

                          INDEMNITY; CONFIDENTIALITY
                          --------------------------

     9.1   Standard of Care; Manager's Liability. The Manager shall have no
           -------------------------------------
liability to the Owner for any errors of judgment, or any mistakes of fact or of law, made in a good faith effort to perform and carry out the Manager's responsibilities under this Agreement, unless the Manager has failed to exercise that degree of care and skill which a reasonable and diligent businessman in the Manager's profession would exercise in transactions of a similar nature for his own account, provided, of course, that sufficient funds are made available by the Owner for the performance of the Manager's responsibilities.

     9.2   Indemnity of Owner. The Manager hereby agrees to indemnify, defend
           ------------------
and hold harmless the Owner and its partners and their respective officers, directors and employees, from and against any and all claims, demands, losses, liabilities, actions, lawsuits and other proceedings, judgments and awards, and costs and expenses (including without limitation reasonable attorneys' fees and court costs incurred in connection with the enforcement of this indemnity or otherwise), arising out of the negligence, fraud or any willful act or omission of the Manager, or any of its officers, directors, agents or employees, in connection with this Agreement or the Manager's services or work hereunder, whether within or beyond the scope of its duties or authority hereunder.

     9.3   Indemnity of Manager. The Owner hereby agrees to indemnify, defend
           --------------------
and hold harmless the Manager, its officers, directors and employees, from and against any and all claims, demands, losses, liabilities, actions, lawsuits and other proceedings, judgments and awards, and costs and expenses (including without limitation reasonable attorney's fees and court costs incurred in connection with the enforcement of this indemnity or otherwise), arising out of
(i) any action taken by the Manager within the scope of its duties or authority hereunder, excluding only such of the foregoing as result from the negligence, fraud or willful act of the Manager, its officers, directors, agents and employees, and (ii) the negligence, fraud or any willful act or omission of the Owner and its partners and their respective officers, directors and employees.

     9.4   Survival of Indemnities. The provisions of Sections 9.2 and 9.3
           -----------------------
hereof shall survive the completion of the Manager's services hereunder or any earlier termination of this Agreement.

     9.5   No Obligation to Third Parties. None of the responsibilities and
           ------------------------------
obligations of the Manager under this Agreement shall in any way or in any manner be deemed to create any liability of the Manager to, or any rights in, any person or entity other than the Owner.

     9.6   Nature of the Manager's Duties and Responsibilities. The Owner hereby
           ---------------------------------------------------
acknowledges that the Manager's duties and responsibilities hereunder with respect to the development and construction of the Project consist only in managing, supervising, and coordinating the planning, design, construction and completion of the Project and the performance of the other Development Functions in accordance with the terms of this Agreement; that the Manager is not itself preparing any architectural or engineering plans, designs, or specifications or performing any construction required for the development or completion of the Project; that the Manager is not a guarantor or insurer of any work to be performed by any other party in connection with the planning, design, construction, and completion of the Project; and that the Manager is not responsible for, and will not be liable for, any work, act, omission, negligence, gross negligence, or intentional misconduct of any other party employed by the Owner or performing work for the Owner in connection with the Project.

     9.7   Ownership of Information and Materials. The Owner shall have the
           --------------------------------------
right to use, without further compensation to the Manager, all written data and information generated by or for the Manager in connection with the Project or supplied to the Manager by the Owner or the Owner's contractors or agents, and all drawings, plans, books, records, contracts, agreements and all other documents and writings in its possession relating to its services or the Project. Such data and information shall at all times be the property of the Owner. The Manager agrees, for itself and all persons retained or employed by the Manager in performing its services, to hold in confidence and not to use or disclose to others any confidential or proprietary information of the Owner which is heretofore or hereafter disclosed to the Manager or any such persons and which is designated by the Owner as confidential and proprietary, including but not limited to any proprietary or confidential data, information, plans, programs, plants, processes, equipment, costs, operations, tenants or customers which may come within the knowledge of the Manager or any such persons in the performance of, or as a result of, its services, except where (i) the Owner specifically authorizes the Manager to disclose any of the foregoing to others or such disclosure reasonably results from the performance of the Manager's duties hereunder, or (ii) such written data or information shall have theretofore been made publicly available by parties other than the Manager or any such persons. Nothing contained in this Section 9.7 shall be deemed to limit or restrict the provisions of Article 15 hereof or of the rights of the Manager thereunder.


                                  ARTICLE 10
                                  ----------
                                   INSURANCE
                                   ---------

     10.1  Insurance Requirements. Throughout the term of this Agreement,
           ----------------------
insurance with respect to the Project shall be carried and maintained in force in accordance with the provisions contained in Exhibit "C", attached hereto and
                                               ----------
incorporated herein by this reference, with the premiums and other costs and expenses for such required insurance to be borne as provided in Exhibit "C".
                                                                -----------

     10.2  Owner's Insurance Primary Coverage. As between any insurance carried
           ----------------------------------
by the Owner pursuant to this Article 10 and any insurance carried by the Manager, the Owner's insurance shall for all purposes be considered the primary coverage, and no claim shall be made under or with respect to any insurance maintained by the Manager except in the event that the Owner's entire insurance is exhausted (without regard to whether the actual amount of the Owner's insurance exceeds the amounts specified in this Article 10).

     10.3  Waiver of Subrogation. Each insurance policy maintained by the Owner
           ---------------------
or by the Manager with respect to the Project shall contain a waiver of subrogation clause, so that no insurer shall have any claim over or against the Owner or the Manager, as the case may be, by way of subrogation or otherwise, with respect to any claims which are insured under any such policy.

                                  ARTICLE 11
                                  ----------
                          COMPENSATION OF THE MANAGER
                          ---------------------------

     11.1  Fees - General. As compensation for the services rendered and to be
           --------------
rendered by the Manager under this Agreement, the Owner shall pay the Manager the Development Fee, the ABB Work Fee, the Small Tenant Work Fee, and the Small Tenant Leasing Fee, all in accordance with and subject to the terms and provisions of Sections 11.2, 11.3, 11.4 and 11.5 hereof, respectively, and all such fees shall be subject to reduction as provided in Section 5.4 hereof.

     11.2  Development Fee. The Owner shall pay the Manager, as the Development
           ---------------
Fee for the Project, the sum of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00). The Development Fee shall be due and payable ratably (on the basis of the percentage of construction completed) as the construction and development of the Project are completed. The Development Fee shall be paid in monthly installments commencing with the month following the month during which the on-site development work with respect to the Project shall commence. The remaining balance of the Development Fee shall be due and payable upon the Completion Date.

     11.3  ABB Work Fee. The Owner shall pay the Manager, as the ABB Work Fee,
           ------------
the sum of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00). The ABB Work Fee shall be due and payable in one lump sum upon the Completion Date.

     11.4  Small Tenant Work Fee. In the event the Manager shall serve as the
           ---------------------
construction manager with respect to any portion of the Tenant Improvements to be constructed by the Owner for any tenant of the Speculative Space, the Owner shall pay the Manager, as the Small Tenant Work Fee, an amount equal to Two and No/100 Dollars ($2.00) multiplied by the number of square feet of rentable area in the Speculative Space which are built-out for such tenant. The Small Tenant Work Fee with respect to the Tenant Improvements for each such tenant shall be due and payable in one lump sum on the Tenant Improvements Completion Date for such Tenant Improvements.

     11.5  Small Tenant Leasing Fee. The Owner shall pay to the Manager the
           ------------------------
Small Tenant Leasing Fee in accordance with and subject to the terms and conditions of Section 12.3 hereof.

     11.6  Disbursements to the Manager. The Manager may not disburse to itself
           ----------------------------
any amounts due under this Article 11 from the bank account or accounts maintained by the Manager pursuant to Article 8 hereof, it being understood and agreed that the amounts due and payable to the Manager under this Article 11 shall be paid directly by the Owner to the Manager.

                                  ARTICLE 12
                                  ----------
                           MANAGER AS LEASING AGENT
                           ------------------------

     12.1  Nonexclusive Engagement. Subject to the terms, conditions and
           -----------------------
limitations hereinafter set forth, the Owner does hereby appoint the Manager as the Owner's non-exclusive agent to offer for lease the Speculative Space. The term of such appointment shall commence on the date of this Agreement and shall expire on the earlier to occur of (i) the Completion Date or (ii) February 1, 2000. In the event the Owner shall desire for any reason to engage a real estate broker or agent as the Owner's exclusive agent for the leasing of the Speculative Space, the Owner shall have the right to terminate the appointment of the Manager hereunder by written notice to the Manager, which termination shall be effective immediately upon the giving of such notice. The Manager hereby accepts its nonexclusive appointment hereunder.

     12.2  Manager's Leasing Duties. The Manager agrees to perform the following
           ------------------------
duties:

           (a) To list and offer the Speculative Space for lease in a commercially prudent manner. The Manager shall not be obligated to expend its own funds for the advertisement of such Speculative Space.

           (b) To actively cooperate with other qualified brokers in leasing the Speculative Space.

           (c) To negotiate for the rental to desirable tenants, without unlawful discrimination, of all available Speculative Space at rental rates set forth in a schedule of rental rates and other business terms approved by the Owner from time to time and which are not inconsistent with applicable restrictions set forth in other leases of space in the Project, including the ABB Lease.

           (d) To keep the Owner advised of the status of negotiations with prospective tenants, inquiries and offers received from brokers and others.

           (e) To use its reasonable efforts to lease the Speculative Space to desirable tenants.

     12.3  Small Tenant Leasing Fee.
           ------------------------

           (a) With respect to each lease of Speculative Space (including without limitation a lease of the Speculative Space by ABB Power) which is procured by the Manager and which is either entered into during the term of the non-exclusive agency for which provision is made in Section 12.1 hereof or otherwise qualifies for a commission pursuant to Section 12.3(b) below, the Owner shall pay to the Manager, as the Small Tenant Leasing Fee with respect to such lease, and as full and complete compensation for all leasing services provided by the Manager in connection with such lease, an amount equal to five percent (5%) of all gross base rents (excluding escalations in operating costs) actually paid by the tenant during each month of the initial term of such tenant's lease, plus, if such lease grants to the tenant an option to extend or renew the term of the lease and the tenant exercises such option, an amount equal to five percent (5%) of all gross base rents (excluding escalations in operating costs) actually paid by the tenant during each month of the extended term of such tenant's lease. Notwithstanding the foregoing to the contrary, the Owner's obligation to pay the aforesaid Small Tenant Leasing Fee equal to five percent (5%) of the gross base rent collected from a tenant shall cease and terminate on the date which is ten (10) years after the commencement date of the applicable lease, even if the term of the applicable lease is extended beyond such ten (10) year period pursuant to an option granted to the tenant in such lease. The Owner and the Manager agree to consider the possible cash-out of the commission obligation under this Section 12.3 with respect to any such lease qualifying for a commission hereunder, but the Owner and the Manager shall not be obligated to agree to any such cash-out arrangement.

           (b) Within twenty (20) calendar days after the expiration or earlier termination of this non-exclusive agency arrangement, the Manager shall furnish the Owner with a written list of prospects, if any, with whom the Manager can demonstrate to the reasonable satisfaction of the Owner that it has been, within ninety (90) days of such expiration or termination, holding substantive negotiations for a lease relating to the Speculative Space. If, within one hundred twenty (120) calendar days after the expiration or termination date, such space is leased to any one of the listed prospects or active negotiations for such space are continued between a listed prospect and the Owner and successfully concluded within one hundred eighty (180) calendar days after the expiration or termination date, the Manager shall be considered the procuring broker hereunder for such space and shall be entitled to receive from the Owner a Small Tenant Leasing Fee as if such transaction occurred prior to such termination or expiration date. If the Manager shall fail to furnish such a written list, the Owner shall not be liable for any commission, expenses or other compensation hereunder in the event of a lease to any such prospect. Further, if for any reason other than intentional suspension of negotiations to avoid payment of a Small Tenant Leasing Fee hereunder, active negotiations between the Owner and the listed prospect end within one hundred eighty (180) calendar days after the termination or expiration date of this Agreement, and at such time no agreement has been reached or is contemplated respecting such space, negotiations between the Owner and the prospect shall be considered abandoned and the Owner shall not be liable for any commission, expenses or other compensation hereunder, even if a lease with such prospect is thereafter consummated.

           (c) Notwithstanding anything contained herein to the contrary, there shall be no commission or fee due, earned or payable at any time to the Manager for any Speculative Space in the Project rented or leased to ABB Power or any affiliate thereof, unless the Manager is entitled to a commission under Section 12.3(a) or (b) above. The Manager expressly acknowledges and agrees that it shall not be entitled to a commission or fee in the event ABB Power shall exercise any right of first refusal or expansion option set forth in the ABB Lease. Also notwithstanding anything contained herein to the contrary, there shall be no commission or fee due, earned or payable to the Manager with respect to any lease which is procured by the Owner or any third party, and not by the Manager, even if such lease is procured during the term of the appointment hereunder, it being understood and agreed that the Manager's appointment hereunder is only on a non-exclusive basis.

           (d) In the event an outside real estate broker is involved in a lease transaction for which the Owner is obligated to pay the Manager a Small Tenant Leasing Fee under Section 12.3 hereof, the Small Tenant Leasing Fee payable by the Owner to the Manager under Section 12.3 above shall be shared by the Manager and such outside real estate broker(s) in a manner agreed upon by the Manager and such outside real estate broker(s), and the Manager shall indemnify and hold the Owner harmless from any loss, costs, damage and expenses, including reasonable attorney's fees, arising from any claims by any such outside real estate broker for a fee, commission or compensation arising out of such lease, so long as the Owner shall pay the Small Tenant Leasing Fee payable by the Owner under Section
     12.3 above. The foregoing indemnity shall be inapplicable to any claim by an outside real estate broker that the Owner has agreed with such outside real estate broker to pay a commission to it other than as specifically agreed upon between the Manager and such outside real estate broker.

           (e) A tenant shall be considered procured, and the Small Tenant Leasing Fee shall be considered earned, due and payable hereunder, only when that tenant has paid (which shall include checks of the tenant having cleared all accounts) to the "Landlord" the first month's base rent, excluding all free rent periods. The Small Tenant Leasing Fee shall be paid by the Owner to the Manager only if, as and when such base rent is received by the Owner.


                                  ARTICLE 13
                                  ----------
                 REIMBURSEMENT OF ADVANCES, COSTS AND EXPENSES
                 ---------------------------------------------

     13.1  Reimbursement of Advances. The Manager shall not be required to
           -------------------------
advance any of its own funds for the payment of any costs and expenses incurred by or on behalf of the Owner in connection with the Project, but if the Manager advances its own funds in payment of any of such costs and expenses, the Owner, subject to the provisions of Sections 4.5, 5.2 and 11.6 hereof, shall promptly reimburse the Manager or, in lieu thereof, the Manager may reimburse itself from the bank account or accounts maintained by the Manager pursuant to Article 8 hereof.

     13.2  Reimbursement of Costs and Expenses. Promptly after execution of this
           -----------------------------------
Agreement, the Owner shall reimburse the Manager for all costs and expenses set forth on Exhibit "D" attached hereto and by this reference made a part hereof, all of which costs and expenses the Manager hereby represents and warrants were incurred and paid by the Manager prior to the date hereof (or will be paid by the Manager in due course) in connection with the Project and are authorized and bona fide expenditures under the Development Budget.


                                  ARTICLE 14
                                  ----------
                            DEFAULT AND TERMINATION
                            -----------------------

     14.1  Default by Manager. Upon the happening of any Event of Default (as
           ------------------
hereinafter defined), the Owner shall have the absolute unconditional right to terminate this Agreement by giving written notice of such termination to the Manager. Any one or more of the following events shall constitute an "Event of Default" by the Manager under this Agreement:

           (a) If the Manager shall fail to observe, perform or comply in any material respect with any term, covenant, agreement or condition of this Agreement which is to be observed, performed or complied with by the Manager under the provisions of this Agreement, and such failure shall continue uncured for ten (10) days after the giving of written notice thereof by the Owner to the Manager specifying the nature of such failure, unless such failure can be cured but is not susceptible of being cured within said ten (10) day period, in which event such a failure shall not constitute an Event of Default if the Manager commences curative action within said ten (10) day period, and thereafter prosecutes such action to completion with all due diligence and dispatch;

           (b) If the Manager or Kraxberger shall make a general assignment for the benefit of creditors;

           (c) If any petition shall be filed against the Manager or Kraxberger in any court, whether or not pursuant to any statute of the United States or of any State, in any bankruptcy, reorganization, dissolution, liquidation, composition, extension, arrangement or insolvency proceedings, and such proceedings shall not be dismissed within sixty (60) days after the institution of the same, or if any such petition shall be so filed by the Manager or Kraxberger;

           (d) If, in any proceeding, a receiver, trustee or liquidator be appointed for all or a substantial portion of the property and assets of the Manager or Kraxberger, and such receiver, trustee or liquidator shall not be discharged within ninety (90) days after such appointment;

           (e) If the Manager shall assign this Agreement or any of its rights or obligations hereunder, without the prior written consent of the Owner; and

           (f) If the Manager shall intentionally or willfully fail to perform any of its duties or obligations hereunder, or if the Manager shall misappropriate any funds of the Owner in the possession or control of the Manager or shall otherwise commit an act of fraud against the Owner (except that if such misappropriation of funds or fraud by the taking is committed by an employee of the Manager other than Kraxberger, such event may be cured by the Manager if the Manager makes prompt restitution to the Owner and discharges such employee).

     14.2  Additional Terminating Event. The Owner shall have the right to
           ----------------------------
terminate this Agreement upon written notice to the Manager in the event Kraxberger shall die, become permanently or temporarily disabled or shall cease for reasons beyond his control to be actively involved in performing, on behalf of the Manager, the Development Functions and the other obligations and undertakings of the Manager hereunder. The Owner shall also have the right to terminate this Agreement upon written notice to the Manager in the event the Owner shall elect for any reason whatsoever not to acquire the Land.

     14.3  Default by Owner. If the Owner fails to comply with or perform in any
           ----------------
material respect any of the terms and provisions to be complied with or any of the obligations to be performed by the Owner under this Agreement, and such failure continues uncured for a period of fifteen (15) days after written notice to the Owner specifying the nature of such default (or, in the case of a non-monetary default, such longer period of time as may be needed in the exercise by the Owner of due diligence to effect a cure of any such non-monetary default), then the Manager shall have the right, in addition to all other rights and remedies available to the Manager at law and in equity (including without limitation the right to pursue an action for specific performance), at its option, to terminate this Agreement by giving written notice thereof to the Owner, in which event the Owner shall immediately pay to the Manager, in cash, the sums payable to the Manager upon termination as provided in Section 14.4 hereof, and upon the payment of such amounts, subject to Sections 9.2, 9.3, 9.7, 12.3(d) and 14.5 hereof, the Owner and the Manager shall have no further rights, duties, liabilities or obligations whatsoever under this Agreement.

     14.4  Obligation for Fees Upon Termination. Upon any termination of this
           ------------------------------------
Agreement, the Owner shall pay to the Manager all amounts due and payable to the Manager as of the date of termination pursuant to the terms of this Agreement (including, without limitation, any accrued but unpaid installments of the Development Fee) less, if this Agreement terminates as a result of an Event of Default, an amount equal to the damages incurred or suffered (or to be incurred or suffered) by the Owner as a result of such Event of Default. Upon the payment of all such amounts payable under this Section, subject to Sections 9.2, 9.3, 9.7, 12.3(d) and 14.5 hereof, the Owner and the Manager shall have no further rights, duties, liabilities or obligations whatsoever under this Agreement.

     14.5  Actions Upon Termination. Upon any termination of this Agreement, the
           ------------------------
Manager shall promptly (a) account for and deliver to the Owner any monies of the Owner held by the Manager, including funds in the bank account or accounts maintained by the Manager pursuant to Article 8 hereof and any funds due the Owner under this Agreement but received after such termination, and (b) deliver to the Owner or to such other person as the Owner shall designate in writing, all materials, supplies, equipment, keys, contracts, documents and books and records pertaining to this Agreement or the development of the Project. The Manager shall also furnish all such information, take all such other action and shall cooperate with the Owner as the Owner shall reasonably require in order to effectuate an orderly and systematic termination of the Manager's duties and activities hereunder. This Section 14.5 of this Agreement shall survive any termination of this Agreement.


                                  ARTICLE 15
                                  ----------
                        OTHER ACTIVITIES OF THE MANAGER
                        -------------------------------

     The Owner hereby acknowledges that the Manager is engaged in the ownership, development, leasing, sale, and management of commercial properties other than the Project and the Owner hereby agrees that the Manager shall in no way be restricted from, or have any liability to account to the Owner with respect to, such activities, notwithstanding that such activities may compete with, or be enhanced by, the Manager's activities under this Agreement or the Owner's ownership of the Project.


                                  ARTICLE 16
                                  ----------
                              NATURE OF AGREEMENT
                              -------------------

     The rights and duties granted to and assumed by the Manager hereunder are those of an independent contractor only. Nothing contained herein shall be so construed as to constitute the relationship created under this Agreement between the Manager and the Owner as a mutual agency, a partnership, or a joint venture.


                                  ARTICLE 17
                                  ----------
                              GENERAL PROVISIONS
                              ------------------

     17.1  Notices. Whenever any notice, consent, approval, demand or request
           -------
required or permitted under this Agreement, such notice, consent, approval, demand or request shall be in writing and shall be delivered by hand or sent by registered or certified mail, return receipt requested, to the addresses set out below or to such other addresses as are specified by written notice given in accordance herewith, or sent via facsimile transmission to the facsimile numbers set out below or to such other facsimile numbers as are specified by written notice given in accordance herewith:

     Owner:                   Wells REIT, LLC - VA I
                              c/o Wells Capital, Inc.
                              3885 Holcomb Bridge Road
                              Norcross, Georgia 30092
                              Fax: (770) 840-7224
                              Attention: Mr. Michael C. Berndt

     with a copy to:          Troutman Sanders LLP
                              600 Peachtree Street, N.E.
                              Suite 5200
                              Atlanta, Georgia 30308-2216
                              Fax: (404) 962-6577
                              Attention: Mr. John W. Griffin

     Manager:.                Adevco Corporation
                              3867 Holcomb Bridge Road, Suite 800
                              Norcross, Georgia 30092
                              Fax: (770) 441-7611
                              Attention: Mr. David M. Kraxberger

     All notices, consents, approvals, demands or requests delivered by hand shall be deemed given upon the date so delivered; those given by mailing as hereinabove provided shall be deemed given on the date on which such notice, demand, or request is so deposited in the United States Mail; those given by facsimile transmission shall be deemed given on the first business day following the date shown on sender's copy thereof showing the proper "answerback" code for the facsimile transmission number to which the notice is sent. Nonetheless, the time period, if any, in which a response to any notice, demand, or request must be given shall commence to run from the date of receipt of the notice, demand, or request by the addressee thereof. Any notice, demand, or request not received because of changed address of which no notice was given as hereinabove provided or because of refusal to accept delivery shall be deemed received by the party to whom addressed on the date of hand delivery or on the third calendar day following deposit in the United States Mail, as the case may be.

     17.2  Modifications. Neither any change or modification of this Agreement
           -------------
nor any waiver of any term or condition hereof shall be valid or binding on the parties hereto, unless such change, modification, or waiver shall be in writing and signed by the party to be bound thereby.

     17.3  Binding Effect. This Agreement shall inure to the benefit of and
           --------------
shall be binding upon the parties hereto, their successors, transferees, and permitted assigns.

     17.4  Duplicate Originals. For the convenience of the parties hereto, any
           -------------------
number of counterparts hereof may be executed, each such counterpart shall be deemed to be an original instrument, and all of such counterparts shall together be deemed one and the same instrument.

     17.5  Construction. This Agreement shall be interpreted, constructed, and
           ------------
enforced in accordance with the laws of the State of Georgia. The titles of the articles and sections herein have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions herein. The parties agree that they have both participated equally in the negotiation and preparation of this Agreement and no court construing this Agreement or the rights of the parties hereunder shall be prejudiced toward either party by reason of the rule of construction that a document is to be construed more strictly against the party or parties who prepared the same.

     17.6  Entire Agreement. This Agreement is intended by the parties hereto to
           ----------------
be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement of the terms thereof notwithstanding any representation or statement to the contrary heretofore made.

     17.7  Assignment. This Agreement shall not be assigned by the Manager
           ----------
without the prior written consent of the Owner, and any such assignment by the Manager without the prior written consent of the Owner shall be null, void and of no force and effect and shall be an Event of Default hereunder.

     17.8  Authorized Representatives. Any consent, approval, authorization, or
           --------------------------
other action required or permitted to be given or taken under this Agreement by the Manager or the Owner, as the case may be, shall be given or taken by the authorized representative of each. For purposes of this Agreement, (a) the authorized representative of the Manager shall be David M. Kraxberger; (b) the authorized representative of the Owner shall be Leo
F. Wells, III, Michael C. Berndt or Mike Watson. Any party hereto may from time to time designate other or replacement authorized representatives by written notice from its authorized representative to the other parties hereto. The written statements and representations of any authorized representative of the Manager or the Owner shall for the purposes of this Agreement be binding upon such party for whom the authorized representative purports to act, and the other parties hereto shall have no obligation or duty whatsoever to inquire into the authority of any such representative to take any action which he proposes to take, regardless of whether such representative actually has the authority to take any such action; and the Manager and the Owner shall be entitled to rely upon any direction, authorization, consent, approval, or disapproval given by any authorized representative of the Manager or the Owner, as the case may be, in connection with any matter arising out of or in connection with this Agreement or the Project.

     17.9  Terminology. All personal pronouns used in this Agreement, whether
           -----------
used in the masculine, feminine, or neuter gender, shall include all other genders; and all terms used herein in the singular shall include the plural, and vice versa.

     17.10 Time of Essence. Time is of the essence of this Agreement.
           ---------------

     IN WITNESS WHEREOF, the parties hereto have executed and sealed this Agreement as of the day, month and year first above written.


                              "MANAGER":
                               -------

                              ADEVCO CORPORATION,
                              a Georgia corporation


                              By:  /s/ David M. Kraxberger
                                   -----------------------
                              Title: President
                                     ---------------------

                              "OWNER"
                               -----

                              WELLS REIT, LLC - VA I,
                              a Georgia limited liability company

                              By: Wells Operating Partnership, L.P., a Delaware limited partnership, its sole member

                                   By: Wells Real Estate Investment Trust, Inc.,
                                       a Maryland corporation, general partner


                                       By: /s/ Leo F. Wells, III
                                           ------------------------
                                       Name: Leo F. Wells, III
                                             ----------------------
                                       Title: President
                                              ---------------------

                                  EXHIBIT "A"
                                  -----------

                       DESCRIPTION OR SITE PLAN OF LAND

LEGAL DESCRIPTION

All that certain piece of parcel of land lying in the Clover Hill District of Chesterfield County, Virginia and being more particularly described as:

Beginning at the intersection of the extended east right-of-way line of Coolfield Road and the extended northwest right-of-way line of Waterford Lake Drive;

     Thence in a northeasterly direction along said northwest right-of-way line of Waterford Lake Drive 825.15(Degrees) to a Rod Found, said point being the true and actual point of beginning (P.O.B.);

     Thence departing said right-of-way N 54'48"18(Degrees) W 348.94(Degrees) to a Rod Found;

     Thence N 19'01"52(Degrees) E 68.51(Degrees) to a Rod Found;

     Thence N 66'51"53(Degrees) W 270.00(Degrees) to a Rod Set (said Rod being located at the start of a series of tie lines described below);

     Thence continuing N 66'51"53(Degrees) W 10(Degrees)+/- to the edge of water at normal pool elevation of 240.00 feet on Chesterfield County vertical ? of a storm water retention pond, said edge of water at normal pool elevation being the actual boundary;

     Thence along said edge of the water at normal pool elevation in a northeasterly direction 500+/- to a point;

     Thence leaving said edge of water S 73'48"26(Degrees) 7(Degrees)+/- to the end of said series of tie lines (said tie lines having the following bearings and distances from start to end: N 19'74"26(Degrees) E 104.34(Degrees) to a point, N 09"17(Degrees) 16(Degrees) W 131.41(Degrees) to a point, N 61'04"16(Degrees) E 121.16(Degrees) to a point, N 11'36"48(Degrees) E 155.12(Degrees) to the end of said tie lines at a Rod Set);

     Thence continuing S 73'48"26(Degrees) E 560.00(Degrees) to a Rod Set on said northwestern right-of-way line of Waterford Lake Drive;

     Thence along the arc of a non-tangent curve to the left having a Radius of 1069.81', a Delta of 15'00"11(Degrees), a Length of 280.13' and a Chord of S 17'14"08(Degrees) W and 279.33' and along said right-of-way line to a Rod Set;

     Thence S 09'44"02(Degrees) W 218.36' along said right-of-way line to a Rod Set;

     Thence along a curve to the right having a Radius of 602.42', a Delta of 17?21?44?, a Length of 182.55' and a Chord of S 18'24"56(Degrees) W 181.85' and
along said right-of-way line to the point of beginning (P.O.B.) and containing 7.49+/- acres of land.

                                  EXHIBIT "B"
                                  -----------

                              DEVELOPMENT BUDGET

                                  EXHIBIT "C"
                                  -----------

                            INSURANCE REQUIREMENTS


This exhibit is attached to and made part of the Development Agreement between WELLS REIT, LLC - VA I, as Owner, and ADEVCO CORPORATION, as Manager, dated ___________ ___, 1999.

A.   Owner's Insurance Requirements.
     ------------------------------

Throughout the term of this Agreement the Owner shall carry or cause to be carried and maintain in force insurance described in paragraphs 1 through 3 below. The cost of such policies shall be at the sole cost and expense of the Owner.

     1.   Builder's Risk.
          --------------

          An "All Risk" builder's risk policy including coverage for collapse, flood, earthquake and installation risks written on a completed value basis in an amount not less than total replacement value of the Project under construction (less the value of such portions of the Project as are uninsurable under the policy, i.e., site preparation, abrading, paving, parking lots, etc., excepting, however, foundations and other undersurface installations subject to collapse or damage by other insured perils). Such policy will also include coverage for soft costs including interest expense and loss of rents. Deductible per loss shall be determined by the Owner.

     2.   Commercial General Liability and Automobile Liability.
          -----------------------------------------------------

          This policy (or policies) shall be written at a total limit of no less than $5,000,000 per occurrence and $5,000,000 Aggregate and will include the following extension of coverage:

          a.   Broad Form CGL endorsement;
          b.   X, C and U coverage;
          c. Blanket Contractual with exclusions pertaining to completed operations, explosion, collapse and underground hazards deleted.

     3.   Boiler and Machinery.
          --------------------

          If the Boiler and Machinery equipment is put in service prior to the expiration of the builder's risk policy and prior to certification of building completion the Manager shall notify the Owner so that the Owner may exercise its option to purchase Boiler and Machinery coverage if needed.

     B.   Manager's Insurance Requirements for policies covering Manager.
          --------------------------------------------------------------

          During the term of this Agreement if the Manager shall have employees in addition to Kraxberger, the Manager agrees to carry and maintain in force, at the Manager's sole cost and expense, Worker's Compensation and Employer's Liability. Such policy shall be endorsed to waive subrogation against the Owner.

     C.   Insurance Requirements for Architects and Engineers.
          ---------------------------------------------------

          The Manager shall require any architect or engineering firm employed by the Owner to carry Professional Liability Insurance in an amount not less than $500,000 per occurrence.

     D.   Insurance Requirements for All Contractors and Third Party Services.
          -------------------------------------------------------------------

          Every contractor and all parties furnishing service to the Owner and/or the Manager must provide the Manager prior to commencing work, evidence of the following minimum insurance requirements. In no way do these minimum requirements limit the liability assumed elsewhere in this Development Agreement:

          1.   Worker's Compensation and Employers Liability.
               ---------------------------------------------

          2.   Commercial General Liability.
               ----------------------------

               a. Commercial General Liability form, including Premises/Operations, Elevators and Escalators, Independent Contractors, Products - Completed Operations, Personal Injury, (exclusions A and C deleted), Broad Form Property Damage (including Completed Operations), and afford coverage for the X, C and U Hazards.

               b. Contractual Liability: Blanket basis insuring the liability assumed under this Development Agreement (coverage must be endorsed so that all exclusions relating to watercraft, railroad property, products and completed operations and explosion, collapse and underground hazards are deleted).

               c. Limits of Liability: Bodily Injury $500,000 each occurrence, $500,000 aggregate; Property Damage $100,000 each occurrence, $100,000 aggregate.

          3.   Comprehensive Automobile Liability.
               ----------------------------------

               a. Comprehensive Automobile Liability form, including all Owned, Non-Owned and Hired Vehicles.

               b. Limits of Liability: Bodily Injury $250,000 each person, $500,000 each occurrence; Property damage $100,000 each occurrence.

          4.   Umbrella Liability.
               ------------------

          Such insurance provide coverage with limits of not less than $1,000,000 per occurrence/$1,000,000 aggregate, in excess of the underlying coverages listed in 1, 2 and 3 above.

          5.   Additional Requirements.
               -----------------------

               a. The Contractor shall require the same minimum insurance requirements, as listed above, of all subcontractors, and these subcontractors shall also comply with the additional requirements listed below.

               b. All insurance coverages required as herein set forth, shall be at the sole cost and expense of contractor, subcontractor, or those providing third party services, and deductibles shall be assumed by, for the account of, and at their sole risk.

               c. Except where prohibited by law, all insurance policies shall contain provisions that the insurance companies waive the rights of recovery or subrogation against the Owner and the Manager, their agents, servants, invitees, employees, tenants, affiliated companies, contractors, subcontractors, and their insurers.

     E.   Miscellaneous.
          -------------

          1.   Accident Reports.
               ----------------

          The Manager shall be completely responsible for reporting to the appropriate insurance carriers and/or their agents all accidents involving injury to employees of any contractor, any member of the public or property damages, provided that the Manager receives a report from the Contractor regarding such accident or otherwise becomes aware of such accident.

                                  EXHIBIT "D"
                                  -----------

                 REIMBURSABLE EXPENDITURES RELATING TO PROJECT

ABB Richmond                                                    Version: 6/10/99
                                                                Budget                                    Print date: 6/16/99

      Budget
      Land Acres                7,5000        Building RS:   99,322
      Land SF                  326,700

      -------------------------------------------------------------   --------------------------------------  ---------------------
                                                                                                    80,000       19,322
      Line Item                               Budget           $/SF   Notes                       Base Cost   Spec. Space    Total
      -----------------------------------------------------------------------------------------------------------------------------
   1  Land Cost                                  937,500    $  9.44   $125,000 per acre              937,500                937,500
      -----------------------------------------------------------------------------------------------------------------------------
 **2  Appraisal                                    6,000    $  0.06                                    6,000                  6,000
      -----------------------------------------------------------------------------------------------------------------------------
 **3  Legal Fees                                  75,000    $  0.76                                   75,000                 75,000
      -----------------------------------------------------------------------------------------------------------------------------
   4  Survey Cost                                  5,000    $  0.05                                    5,000                  5,000
      -----------------------------------------------------------------------------------------------------------------------------
   5  Testing Soil                                 4,000    $  0.04                                    4,000                  4,000
      -----------------------------------------------------------------------------------------------------------------------------
   6  Environment Report                           2,500    $  0.03                                    2,500                  2,500
      -----------------------------------------------------------------------------------------------------------------------------
   7  Civil Engineering                           22,500    $  0.23                                   22,500                 22,500
      -----------------------------------------------------------------------------------------------------------------------------
   8  Concrete Inspecting                         20,000    $  0.20                                   20,000                 20,000
      -----------------------------------------------------------------------------------------------------------------------------
   9  Arch. Base Contract                        235,134    $  2.37                                  235,134                235,134
      -----------------------------------------------------------------------------------------------------------------------------
  10  Space Planning                              80,000    $  0.81                                   80,000                 80,000
      -----------------------------------------------------------------------------------------------------------------------------
  11  Landscape                                    6,652    $  0.07                                    6,652                  6,652
      -----------------------------------------------------------------------------------------------------------------------------
  12  Engineering Reimbursables                    6,000    $  0.06                                    6,000                  6,000
      -----------------------------------------------------------------------------------------------------------------------------
  13  AIA Reimbursables                           25,000    $  0.25                                   25,000                 25,000
      -----------------------------------------------------------------------------------------------------------------------------
**14  Loan Commitment Fee                        100,000    $  1.01                                  100,000                100,000
      -----------------------------------------------------------------------------------------------------------------------------
**15  Construction Interest                      350,000    $  3.52                                  350,000                350,000
      -----------------------------------------------------------------------------------------------------------------------------
  16  Development Fee                            300,000    $  3.02                                  300,000                300,000
      -----------------------------------------------------------------------------------------------------------------------------
  17  Signage                                     25,000    $  0.25                                   25,000                 25,000
      -----------------------------------------------------------------------------------------------------------------------------
  18  Security Allowance                          25,000    $  0.25                                   25,000                 25,000
      -----------------------------------------------------------------------------------------------------------------------------
  19  Landscape Construction                     150,000    $  1.51                                  150,000                150,000
      -----------------------------------------------------------------------------------------------------------------------------
  20  Contractors Bond                            45,000    $  0.45                                   45,000                 45,000
      -----------------------------------------------------------------------------------------------------------------------------
  21  Work Fee                                    60,000    $  0.60                                   60,000                 60,000
      -----------------------------------------------------------------------------------------------------------------------------
  22  Holdover Contingency                        75,000    $  0.76                                   75,000                 75,000
      -----------------------------------------------------------------------------------------------------------------------------
  23  Signs: Temp                                  3,000    $  0.03                                    3,000                  3,000
      -----------------------------------------------------------------------------------------------------------------------------
**24  Brochures                                    5,000    $  0.05                                    5,000                  5,000
      -----------------------------------------------------------------------------------------------------------------------------
**25  Rendering                                    2,000    $  0.02                                    2,000                  2,000
      -----------------------------------------------------------------------------------------------------------------------------
  26  Travel                                      10,000    $  0.10                                   10,000                 10,000
      -----------------------------------------------------------------------------------------------------------------------------
**27  Photography                                  3,000    $  0.03                                    3,000                  3,000
      -----------------------------------------------------------------------------------------------------------------------------
  28  Misc.                                        2,500    $  0.03                                    2,500                  2,500
      -----------------------------------------------------------------------------------------------------------------------------
**29  Leasing Commissions                        600,639    $  6.05                                  600,639                600,639
      -----------------------------------------------------------------------------------------------------------------------------
  30  Contingency                                298,233    $  3.00                                  225,000                225,000
      -----------------------------------------------------------------------------------------------------------------------------
  31  Office Tower                             5,549,527    $ 55.87                                5,622,760              5,622,760
      -----------------------------------------------------------------------------------------------------------------------------

  32  ABB Base T.J.                            1,567,112    $ 15.78   $19.59   on SF of   80,000   1,567,112              1,567,112
      -----------------------------------------------------------------------------------------------------------------------------
**33  ABB First Level Additional Allowance       320,000    $  3.22   $ 4.00   on SF of   80,000     320,000                320,000
      -----------------------------------------------------------------------------------------------------------------------------
**34  ABB Second Level Additional Allowance      160,000    $  1.61   $ 2.00   on SF of   80,000     160,000                160,000
      -----------------------------------------------------------------------------------------------------------------------------
**35  Spec TI and Commissions                    483,050    $  4.86   $25.00   on SF of   19,322     483,050  483,050       483,050
      -----------------------------------------------------------------------------------------------------------------------------
  36                                                        $  0.00                                                               0
      -----------------------------------------------------------------------------------------------------------------------------
  37  Other                                            0    $  0.00                                        0                      0
      -----------------------------------------------------------------------------------------------------------------------------
  38  Total Project Cost                      11,559,347    $116.38                               11,076,297  483,050    11,559,347
      =============================================================================================================================
      Unallocated                                   0.00                                             320,000 1st Level Added T.I.
                                                                                                     160,000 2nd Level Added T.I.
                                                                                                  ----------
                                                                                                  10,596,297 Developer Budget
                                                                                                  ==========

                                  EXHIBIT "E"
                                  -----------

                             ESTOPPEL CERTIFICATE


     KNOW ALL MEN, that ABB Power Generation Inc. ("ABB Power") is a tenant in a certain office building located at ___________________________, Chesterfield County, Virginia pursuant to the terms set forth in that certain Lease dated _____________, 1999, as amended and supplemented (hereinafter collectively called the "Lease") with Wells REIT LLC - VA I ("Landlord") and does hereby certify and acknowledge to Landlord as follows:

     1. As of the date hereof, ABB Power has commenced to pay Base Rental (as defined in the Lease) and Tenant's Additional Rental (as defined in the Lease) due under the Lease and is not in default in the respect thereof under the Lease.

     2. As of the date hereof, ABB Power is in possession of the Demised Premises (as defined in the Lease) and has accepted the same, including the work of Landlord performed therein, and ABB Power has no knowledge of any default of Landlord in the performance and observation of the covenants, conditions and agreements contained in the Lease on Landlord's part to be kept, observed and performed.

     3. As of the date hereof, there exist no setoffs made by ABB Power or defenses that ABB Power may claim to the enforcement of the agreements, terms, covenants or conditions of the Lease.

     4. The Lease is a valid and binding obligation by and between ABB Power and Landlord.

     5. The term of the Lease commenced as of __________, _____ and shall expire, unless extended or sooner terminated in accordance with the terms of the Lease, on _______________.

     6. The Lease, except as amended by and supplemented by __________________________________________, has not been further amended or modified in any respect and, as of the date hereof, is in full force and effect and enforceable in accordance with its terms.

     IN WITNESS WHEREOF, ABB Power has caused this instrument to be executed as of this ____ day of __________, ____.

                                        ABB Power Generation Inc.,
                                        a Delaware corporation


WITNESS:                                By:_______________________________

                                        Title:____________________________

_________________________

                                   GUARANTY


     In consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration paid or delivered to DAVID M. KRAXBERGER ("Guarantor"), the receipt and sufficiency whereof are hereby acknowledged by Guarantor, and for the purpose of seeking to induce and as an inducement for the execution and delivery by WELLS REIT LLC - VA I, a Georgia limited partnership ("Owner"), of that certain Development Agreement (the "Agreement") with ADEVCO CORPORATION, a Georgia corporation ("Manager"), of even date herewith, Guarantor does hereby guarantee to Owner the full and prompt payment of all sums and amounts payable by Manager under the Agreement, and hereby further guarantees the full and timely performance and observance of all the covenants, terms, conditions and agreements therein provided to be performed and observed by Manager; and Guarantor hereby covenants and agrees to and with Owner that if default shall at any time be made by Manager in the payment of any sums or amounts payable by Manager under the Agreement, or if Manager should default in the performance and observance of any of the terms, covenants and conditions contained in the Agreement, Guarantor shall and will forthwith pay such sums and amounts, and shall and will forthwith faithfully perform and fulfill all of such terms, covenants and conditions and will forthwith pay to Owner all damages that may arise in consequence of any default by Manager under the Agreement, including, without limitation, all reasonable attorneys' fees and disbursements incurred by Owner or caused by any such default or the enforcement of this Guaranty.

     This Guaranty is an unconditional guaranty of payment (and not of collection) and of performance. The liability of Guarantor is coextensive with that of Manager and also joint and several and this Guaranty shall be enforceable against Guarantor without the necessity of any suit or proceeding on Owner's part of any kind or nature whatsoever against Manager and without the necessity of any notice of non-payment, non-performance or non-observance or of any notice of acceptance of this Guaranty or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives. Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected, diminished or impaired by reason of (a) the assertion or the failure to assert by Owner against Manager of any of the rights or remedies reserved by Owner pursuant to the terms, covenants and conditions of the Agreement, or (b) any non-liability of Manager under the Agreement due to insolvency, discharge in bankruptcy or any other defense of a similar nature.

     This Guaranty shall be a continuing guaranty, and the liability of Guarantor hereunder shall in no way be affected, released or diminished by reason of (a) any assignment, renewal, modification, amendment or extension of the Agreement, or (b) any modification or waiver of or change in any of the terms, covenants and conditions of the Agreement by Owner and Manager, or (c) any extension of time that may be granted by Owner to Manager, or (d) any consent, release, indulgence or other action, inaction or omission under or in respect of the Agreement, or (e) any dealings or transactions or matter or thing occurring between Owner and Manager, or (f) any bankruptcy, insolvency, reorganization, liquidation, arrangement, assignment for the benefit